UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) July 2, 2018

(Date of earliest event reported) July 2, 2018

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Supplemental Indentures and Notes

On July 2, 2018, ONEOK, Inc. (“ONEOK”) completed the underwritten public offering (the “Offering”) of (i) $800 million aggregate principal amount of its 4.55% Notes due 2028 (the “2028 Notes”) and (ii) $450 million aggregate principal amount of its 5.20% Notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Notes”). ONEOK registered the sale of the Notes with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-219186) filed on July 6, 2017. ONEOK intends to use the net proceeds from the Offering of approximately $1,234.4 million, after deducting underwriting discounts and estimated offering expenses, for general corporate purposes, which may include repayment of existing indebtedness and funding of capital expenditures.

The terms of the Notes are governed by the Indenture, dated as of January 26, 2012, between ONEOK and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture with respect to the 2028 Notes (the “Sixth Supplemental Indenture”) and the Seventh Supplemental Indenture with respect to the 2048 Notes (the “Seventh Supplemental Indenture”), each of which is dated as of July 2, 2018.

The Sixth Supplemental Indenture and the Seventh Supplemental Indenture are each filed herewith as Exhibits 4.1 and 4.2, respectively, and are each incorporated herein by reference. The form of the 2028 Notes and the 2048 Notes are each filed herewith as Exhibits 4.3 and 4.4, respectively, and are each incorporated herein by reference. In addition, the legal opinions related to the 2028 Notes and the 2048 Notes and the guarantees related thereto are filed herewith as Exhibits 5.1 and 5.2 and are each incorporated herein by reference.

Affiliations

The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for ONEOK, ONEOK Partners, L.P. or ONEOK Partners Intermediate Limited Partnership, the guarantors of the Notes, for which they received or will receive customary fees and expenses. The Trustee is a lender under ONEOK’s credit facility and an affiliate of the Trustee is an underwriter of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Sixth Supplemental Indenture, dated as of July 2, 2018, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee, with respect to the 4.55% Notes due 2028.

4.2	Seventh Supplemental Indenture, dated as of July 2, 2018, among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee, with respect to the 5.20% Notes due 2048.

4.3	Form of Note due 2028 (included in Exhibit 4.1 above).

4.4	Form of Note due 2048 (included in Exhibit 4.2 above).

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

5.2	Opinion of GableGotwals.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 hereto).

23.2	Consent of GableGotwals (included in Exhibit 5.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: July 2, 2018	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer and Executive Vice President, Strategic Planning and Corporate Affairs